Exhibit 99.2

CBS CORPORATION

Notice of Guaranteed Delivery

For

Offer To Exchange Up To

$400,000,000

2.900% Senior Notes due 2023

which have been registered under the Securities Act of 1933

for any and all outstanding

2.900% Senior Notes due 2023

which have not been registered under the Securities Act of 1933

and

$500,000,000

3.700% Senior Notes due 2028

which have been registered under the Securities Act of 1933

for any and all outstanding

3.700% Senior Notes due 2028

which have not been registered under the Securities Act of 1933

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the 2.900% senior notes due 2023 (the “2023 Original Notes”) or the 3.700% senior notes due 2028 (the “2028 Original Notes” and, together with the 2023 Original Notes, the “Original Notes”) of the Company (as defined below) originally issued on November 16, 2017 are not immediately available, or (ii) the Original Notes, the letter of transmittal for the Exchange Offer (the “Letter of Transmittal”) and all other required documents cannot be delivered to Deutsche Bank Trust Company Americas (the “Exchange Agent”) prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent, as more fully described in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.” In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Notes (or facsimile thereof) must also be received by the Exchange Agent within two business days after the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus or the Letter of Transmittal.

The Exchange Agent For The Exchange Offer Is:

Deutsche Bank Trust Company Americas

By Registered or Certified Mail,

Overnight Delivery or Courier:

DB Services Americas, Inc.

MS: JCK01-0218

Attention: Reorg. Department

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

DB.Reorg@db.com

Facsimile Transmissions: 615-866-3889 To Confirm by Telephone: (877) 843-9767

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to CBS Corporation (the “Company”) upon the terms and subject to the conditions set forth in the Prospectus dated                    , 2018 (as the same may be amended or supplemented from time to time, the “Prospectus”) of the Company and CBS Operations Inc., and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

The undersigned understands that tenders of Original Notes will be accepted only in minimum denominations of US$2,000 principal amount and in integral multiples of US$1,000 principal amount in excess thereof. The undersigned understands that tenders of Original Notes pursuant to the Exchange Offer may not be withdrawn from and after the Expiration Date. Tenders of Original Notes may be withdrawn if the Exchange Offer is terminated without any such Original Notes being exchanged thereunder or as otherwise provided in the Prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or Authorized Signatory:

Name(s) of Registered Holder(s) or Authorized Signatory:

Principal Amount of Original Notes Tendered:

Series of Original Notes (please check applicable boxes)	Certificate Number(s)	Aggregate Principal Amount of Original Notes	Principal Amount of Original Notes Tendered (if less than all)
☐ 2.900% Senior Notes due 2023

Total Principal Amount of Series Tendered:
☐ 3.700% Senior Notes due 2028

Total Principal Amount of Series Tendered:

Address:

Area Code(s) and Telephone No(s).:

Date: , 2018

This Notice of Guaranteed Delivery must be signed by the holder(s) of Original Notes as their name(s) appear on certificates for Original Notes, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or such representative capacity, such person must provide his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person’s authority to act.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency, or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Original Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case, together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimiles thereof) and any other required documents within two business days after the Expiration Date.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

(PLEASE TYPE OR PRINT)

Name of Firm:

Address:

City State ZIP Code

Area Code and Telephone No.

Authorized Signature

Print Name:

Title:

Date:

NOTE: DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS FORM. CERTIFICATES FOR ORIGINAL NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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